Exhibit 23


             Consent of Independent Certified Public Accountants

 We have issued our report dated January 16, 2004, accompanying the consolidated financial statements included in the Annual Report of Integrated Performance Systems, Inc. on Form 10-KSB for the fiscal year ended November 30, 2003. We hereby consent to the incorporation by reference of said report in the following Registration Statements of Integrated Performance Systems, Inc.:

 Form SB-2 (File No. 333-111166 filed on December 15, 2003).


 /s/  Malone & Bailey, PLLC

 Malone & Bailey, PLLC

 Houston, Texas
 January 16, 2004